Exhibit 99.4

CONSENT OF CITIGROUP GLOBAL MARKETS INC.

We hereby consent to the use of our name and to the inclusion of our opinion letter, dated July 11, 2010, as Annex C to, and the references thereto under the captions “SUMMARY—Opinion of Hewitt’s Financial Advisor”, “THE MERGER—Background of the Merger”, “THE MERGER—Recommendation of the Hewitt Board of Directors and Its Reasons for the Merger”, “THE MERGER—Opinion of Hewitt’s Financial Advisor” and “THE MERGER AGREEMENT—Representations and Warranties” in, the Joint Proxy Statement/Prospectus of Aon Corporation and Hewitt Associates, Inc., which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Aon Corporation. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ Citigroup Global Markets Inc.
CITIGROUP GLOBAL MARKETS INC.

New York, New York

July 26, 2010